Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 21 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 14, 2017

Glencore AG

By:	/s/ David Streule
Name:	David Streule
Title:	Officer

By:	/s/ Stephan Huber
Name:	Stephan Huber
Title:	Officer

Glencore International AG

By:	/s/ Robin Scheiner
Name:	Robin Scheiner
Title:	Officer

By:	/s/ Shaun Teichner
Name:	Shaun Teichner
Title:	Officer

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary